Exhibit 99.7

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, each of the undersigned hereby agrees that this Amendment No. 1 to Schedule 13D is filed on behalf of each of them.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  September 22, 2009

*
Axel Bichara

*
Jean-Francois Formela

*
Christopher Spray

Atlas Venture Fund V, L.P.
Atlas Venture Entrepreneurs’ Fund V, L.P.
By: Atlas Venture Associates V, L.P.
their general partner
By: Atlas Venture Associates V, Inc.
its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Associates V, L.P.
By: Atlas Venture Associates V, Inc.
its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Associates V, Inc.
By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Fund VI, L.P.
Atlas Venture Entrepreneurs’ Fund VI, L.P.
By: Atlas Venture Associates VI, L.P.
their general partner
By: Atlas Venture Associates VI, Inc.
its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Fund VI GmbH & Co. KG
By: Atlas Venture Associates VI, L.P.
its managing limited partner
By: Atlas Venture Associates VI, Inc.
its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Associates VI, L.P.
By: Atlas Venture Associates VI, Inc.
its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Associates VI, Inc.

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

*By:	/s/ Kristen Laguerre
By Kristen Laguerre as Attorney-in-Fact